                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant   [x]
Filed by a Party other than the Registrant   [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Core Materials Corporation
               -------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     ----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

       [x]      No fee required.
       [ ]      Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and
                0-11
                1)      Title of each class of securities to which transaction
                        applies:
                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:
                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11:
                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------------
                5)      Total fee paid:
                        ------------------------------------------------------------
       [ ]      Fee paid previously with preliminary materials
       [ ]      Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing:
                1)      Amount Previously Paid:
                        ------------------------------------------------------------
                2)      Form, Schedule or Registration No.:
                        ------------------------------------------------------------
                3)      Filing Party:
                        ------------------------------------------------------------
                4)      Date Filed:
                        ------------------------------------------------------------

CORE MATERIALS CORPORATION

800 Manor Park Drive
Columbus, Ohio 43228
(614) 870-5000

                                                                  April 27, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Core Materials Corporation to be held at the Holiday Inn Columbus--West, 2350 Westbelt Drive, Columbus, Ohio 43228, on May 28, 1998, at 9:00 a.m., Eastern Standard time. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your proxy promptly in the enclosed envelope.

Sincerely,

Malcolm M. Prine
Chairman of the Board

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998
                               ------------------
TO OUR STOCKHOLDERS:

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of Core Materials Corporation (the "Company") will be held on May 28, 1998 at 9:00 a.m., Eastern Standard time, at the Holiday Inn Columbus--West, 2350 Westbelt Drive, Columbus, Ohio 43228, for the following purposes:

     (1) to elect five (5) directors to comprise the Company's Board of Directors, each to serve a one-year term expiring at the 1999 annual meeting of stockholders of the Company;

     (2) to ratify the appointment of Deloitte & Touche LLP as auditors for the Company for the year ending December 31, 1998;

     (3) to approve the Core Materials Corporation Employee Stock Purchase Plan; and

     (4) to consider and act upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The foregoing matters are described in more detail in the proxy statement which is attached hereto and made a part hereof. Only stockholders of record at the close of business on April 14, 1998, the record date, will be entitled to receive notice of and to vote at the meeting.

     Management desires to have maximum representation at the meeting and respectfully requests that you date, execute and promptly mail the enclosed proxy in the postage-paid envelope provided. A proxy may be revoked by a stockholder by notice in writing to the Secretary of the Company at any time prior to its use.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Kevin L. Barnett
                                        Vice President, Secretary, Treasurer &
                                        Chief Financial Officer

Dated: April 27, 1998

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000
                               ------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 28, 1998
                               ------------------
To Our Stockholders:

     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board of Directors") of Core Materials Corporation (the "Company") of proxies to be used and voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at the Holiday Inn Columbus--West, 2350 Westbelt Drive, Columbus, Ohio 43228, on May 28, 1998 at 9:00 a.m., Eastern Standard time, and at any adjournment thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are first being sent to stockholders on or about April 27, 1998.

                              GENERAL INFORMATION

SOLICITATION

     The enclosed proxy is solicited by the Board of Directors. In addition to the use of the mail, proxies may be solicited, personally or by telephone or telegraph, by directors and officers of the Company, who will not receive additional compensation therefor. Additionally, the Company's stock transfer agent, American Stock Transfer & Trust Co., New York, New York will conduct proxy solicitations on the Company's behalf and receive reimbursement for reasonable out-of-pocket expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"), and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The expenses of the proxy solicitation will be paid by the Company. No solicitation will be made by specially engaged employees or other paid solicitors.

VOTING RIGHTS AND VOTES REQUIRED

     Holders of shares of the Common Stock at the close of business on April 14, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 9,612,580 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters presented at the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the Annual Meeting, and no business (other than adjournment of the Annual Meeting) can be conducted unless a quorum is present in person or by proxy.

     Abstentions will be counted as shares present in determining the presence of a quorum for a particular matter but will not be counted as votes cast in determining the approval of any matter by the stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority to vote certain shares on a particular matter or does not return proxies for certain shares, those shares will not be counted as either present for purposes of determining a quorum or as votes cast in determining the approval of any matter by the stockholders.

     In the election of directors (Proposal 1), each of the five directors shall be elected by a plurality of votes cast by stockholders of record on the Record Date and present at the Annual Meeting, in person or by proxy. Cumulative voting in the election of directors is not permitted. Passage of the proposal to approve the Core

Materials Corporation Employee Stock Purchase Plan (Proposal 3) requires the approval of a majority of the votes cast by stockholders of record on the Record Date and present at the Annual Meeting, in person or by proxy. The Company is seeking stockholder ratification of the appointment of independent auditors of the Company (Proposal 2), but such ratification is not required by law.

VOTING OF PROXIES

     Shares of Common Stock represented by all properly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted (i) FOR the election as directors of the nominees named herein, (ii) FOR the ratification of the appointment of the auditors named herein, and (iii) FOR the approval of the Core Materials Corporation Employee Stock Purchase Plan.

     The management of the Company and the Board of Directors know of no matters to be brought before the Annual Meeting other than as set forth herein. If, however, any other matter is properly presented to the stockholders for action, it is the intention of the holders of the proxies to vote at their discretion on all matters on which the shares of Common Stock represented by such proxies are entitled to vote.

REVOCABILITY OF PROXY

     A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before the authority granted thereby is exercised. A proxy may be revoked by delivering a written statement to the Secretary of the Company that the proxy is revoked.

ANNUAL REPORT

     The Company's 1998 Annual Report to Stockholders, which includes financial statements and information concerning the Company's operations during the year ended December 31, 1997, accompanies this Proxy Statement.

     The Company will provide, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, upon written request of any person solicited. Such request should be addressed to Core Materials Corporation, Attn: Kevin L. Barnett, Vice President, Secretary, Treasurer and Chief Financial Officer, 800 Manor Park Drive, P.O. Box 28183, Columbus, Ohio 43228.

STOCKHOLDER PROPOSALS

     Any stockholder who desires to present a proposal for consideration at the 1999 annual meeting of stockholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before December 28, 1998, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy relating to the 1999 annual meeting of stockholders.

                           OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

     The following table sets forth, to the knowledge of the Company, the only beneficial owner, as of April 14, 1998, of more than 5% of the outstanding shares of the Company's Common Stock.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

                NAME AND ADDRESS OF                   AMOUNT AND NATURE OF
                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP   PERCENT OF CLASS
----------------------------------------------------  --------------------   ----------------
Navistar International Transportation Corp.                4,264,000(1)            44.4%
  455 North Cityfront Plaza Drive
     Chicago, Illinois 60611

---------------

(1) Navistar International Transportation Corp. received these shares of Common Stock on December 31, 1996, pursuant to the terms of an asset purchase agreement which provided for the acquisition by the Company of the Columbus Plastics operating unit of Navistar International Transportation Corp. The terms and conditions of the asset purchase agreement are discussed in greater detail below under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

MANAGEMENT

     The table below sets forth, as of April 14, 1998 the number of shares of Common Stock beneficially owned by each director of the Company, by each nominee for election as director of the Company, by each executive officer named in the Summary Compensation Table contained herein, and by all such directors, nominees and executive officers as a group. The information concerning the persons set forth below was furnished in part by each such person.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

                      NAME OF                         AMOUNT AND NATURE OF
                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP   PERCENT OF CLASS
----------------------------------------------------  --------------------   ----------------
Kevin L. Barnett....................................           9,500(1)               *
Richard R. Conte....................................         173,200(2)             1.8%
James F. Crowley....................................           6,500(3)               *
Ralph O. Hellmold...................................          68,000(4)               *
Thomas M. Hough.....................................           7,000(1)               *
Malcolm M. Prine....................................          74,011(5)               *
Thomas E. Rigsby....................................           7,000(1)               *
Kenneth M. Schmell..................................          11,500(1)               *
James L. Simonton...................................               0(6)               *
Gerald L. Voirol....................................           3,750(1)               *
All directors, nominees and executive officers
  as a group (10 persons)...........................           360,461              3.7%

---------------

* Less than 1% of the outstanding shares of Common Stock

(1) Exclusively includes shares of Common Stock which may be acquired within 60 days through the exercise of stock options.

(2) Includes: (1) 167,000 shares of Common Stock which Mr. Conte has the right to acquire within 60 days through the exercise of stock options; (2) 4,000 shares of Common Stock which are held in trust for Mr. Conte's son; (3) 2,000 shares of Common Stock as to which Mr. Conte shares voting and investment power with his wife; and (4) 200 shares of Common Stock as to which Mr. Conte has sole voting and investment power.

(3) Includes: (1) 5,500 shares of Common Stock as to which Mr. Crowley has sole voting and investment power and (2) 1,000 shares of Common Stock as to which Mr. Crowley shares voting and investment power with his wife. If elected as a director at the Annual Meeting, Mr. Crowley will receive a one-time grant of a director option to acquire 35,000 shares of Common Stock under the Company's Long-Term Equity Incentive Plan, which option will vest in increments of 20% over a five year period.

(4) Includes (1) 7,000 shares of Common Stock which Mr. Hellmold has the right to acquire within 60 days through the exercise of stock options and (2) 61,000 shares of Common Stock as to which Mr. Hellmold has sole voting and investment power.

(5) Includes: (1) 7,000 shares of Common Stock which Mr. Prine has the right to acquire within 60 days through the exercise of stock options; (2) 1,011 shares of Common Stock held by Mr. Prine's wife; (3) 5,000 shares of Common Stock held by Mr. Prine's daughter; and (4) 61,000 shares of Common Stock as to which Mr. Prine has sole voting and investment power.

(6) If elected as a director at the Annual Meeting, Mr. Simonton will receive a one-time grant of a director option to acquire 35,000 shares of Common Stock under the Company's Long-Term Equity Incentive Plan, which option will vest in increments of 20% over a five year period.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's issued and outstanding shares of Common Stock, to file initial statements of beneficial ownership and changes of beneficial ownership with the Securities and Exchange Commission and to provide the Company with a copy of all such statements. Except as otherwise set forth in the following paragraph and based solely on a review of the Section 16(a) statements furnished to the Company and certain written representations from the Company's executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with for the fiscal year ended December 31, 1997.

     Ralph O. Hellmold, a current director and director nominee, purchased 300 shares of Common Stock on May 27, 1997, 2,700 shares of Common Stock on May 28, 1997, and 4,000 shares of Common Stock on May 29, 1997. These purchases should have been reported on a Form 4, Statement of Changes in Beneficial Ownership, by June 10, 1997. Mr. Hellmold reported these transactions on a Form 4 on June 16, 1997. Similarly, Mr. Hellmold purchased 2,000 shares of Common Stock on October 30, 1997 and 2,000 shares of Common Stock on October 31, 1997. These purchases should have been reported on a Form 4 by November 10, 1997. Mr. Hellmold reported these transactions on a Form 4 on December 8, 1997.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following biographies set forth certain information with respect to the background and experience of the persons nominated to become directors at the Annual Meeting, the Company's current executive officers and those persons the Company anticipates will become executive officers following the Annual Meeting. The Company is not aware of any family relationships among any of the following persons or any arrangements or understandings pursuant to which such persons have been, or are to be, selected as a director or executive officer of the Company (other than arrangements or understandings with directors or executive officers acting solely in their capacity as such). Executive officers of the Company are elected to serve for a term of one year or until their successors have been duly elected and qualified.

              NAME                  AGE       POSITION(S) CURRENTLY HELD
---------------------------------   ---    ---------------------------------
Kevin L. Barnett.................   35     Vice President, Secretary,
                                           Treasurer and Chief Financial
                                           Officer
James F. Crowley.................   51     --
Ralph O. Hellmold................   57     Director
Thomas M. Hough..................   52     Director
Stephen J. Klestinec.............   48     --
Malcolm M. Prine.................   69     Chairman of the Board of
                                           Directors
Kenneth M. Schmell...............   49     Acting Chief Executive Officer
                                           and General Manager
James L. Simonton................   57     --
Gerald L. Voirol.................   46     Controller and Assistant
                                           Secretary

     Kevin L. Barnett. Kevin L. Barnett joined the Company as an employee on April 1, 1997 and was elected Vice President, Secretary, Treasurer and Chief Financial Officer on April 24, 1997. Mr. Barnett joined the Company after approximately five years of working with Medex Inc., a manufacturer and marketer of products used for medical and surgical applications. Mr. Barnett served as Vice President, Treasurer, and Corporate Controller of Medex Inc. from October, 1995 to January, 1997. He served as Vice President and Corporate Controller of Medex Inc. from May, 1994 to October, 1995 and as Assistant Treasurer from April, 1992 to May, 1994. Prior to joining Medex Inc., Mr. Barnett served as a certified public accountant with Deloitte & Touche LLP from August, 1984 to April, 1992.

     James F. Crowley. James F. Crowley has been nominated to become a director of the Company at the Annual Meeting. Mr. Crowley is currently the President of Brookside Capital Incorporated, a private investment and advisory firm head-quartered in New York, which he founded in 1993. From 1984 to 1992, Mr. Crowley served in various capacities with Prudential Securities, Inc. including President of Global Investment & Merchant Banking. Prior to joining Prudential Securities, Inc., Mr. Crowley provided financial advisory, merger, acquisition and underwriting services as a First Vice President and Partner at Smith Barney, Harris Upham & Co. in its Investment Bank and Capital Markets Division. Mr. Crowley graduated from the Wharton School at the University of Pennsylvania in 1976.

     Ralph O. Hellmold. Ralph O. Hellmold has been a director of the Company since December 31, 1996. He is the founder and President of Hellmold Associates, Inc., an investment banking boutique which specializes in mergers, acquisitions and working with troubled companies or their creditors and acts as general partner of hedge funds which invest primarily in securities of financially distressed companies. Mr. Hellmold is also a director of International Aircraft Investors located in Torrance, California and an independent trustee of Ridgewood Electric Power Trusts II and III, Delaware business trusts. Prior to forming Hellmold Associates in 1990, Mr. Hellmold was a Managing Director at Prudential-Bache Capital Funding, where he served as co-head of the Corporate Finance Group, co-head of the Investment Banking Committee and head of the Financial Restructuring Group. From 1974 until 1987, Mr. Hellmold was a partner at Lehman Brothers and its successors, where he worked in Corporate Finance and co-founded the Financial Restructuring Group.

     Thomas M. Hough. Thomas M. Hough has been a director of the Company since December 31, 1996. He has served as the Vice President and Treasurer of Navistar International Corp. and its principal operating subsidiary, Navistar International Transportation Corp.(1) since October 1992. Previously, Mr. Hough served as Assistant Treasurer and Assistant Controller of Navistar International Transportation Corp.(1) and as Controller of Navistar Financial Corporation (a principal financial subsidiary of Navistar International Transportation Corp.(1)) Mr. Hough joined Navistar International Transportation Corp.(1) in 1980, after twelve years with Deloitte & Touche LLP. Mr. Hough also serves as a member of the Professional Advisory Board of the Department of Accounting at the University of Illinois at Chicago.

     Stephen J. Klestinec. Stephen J. Klestinec joined the Company as an employee on April 1, 1998. The Company anticipates that Mr. Klestinec will be elected to the position of Vice President of Sales and Marketing at the first meeting of the Board of Directors following the Annual Meeting. Mr. Klestinec was employed by Atlanta based Georgia-Pacific Resin, Inc. ("Georgia-Pacific"), a manufacturer of thermoset resins, from 1981 until joining the Company on April
1. At Georgia-Pacific, Mr. Klestinec served as market manager of fiber reinforced products. In such capacity, Mr. Klestinec commercialized products for both the North American and International markets in the aerospace, mass transit, electrical and electronic industries. Mr. Klestinec also managed the abrasives, adhesives and specialty market segment. Mr. Klestinec also held positions at Georgia-Pacific in market development, quality assurance and manufacturing. Prior to joining Georgia-Pacific, Mr. Klestinec served as plant manager for Pacific Resins and Chemicals. Mr. Klestinec holds a bachelor's degree in Chemistry from Belmont Abby College in Belmont, North Carolina.

     Malcolm M. Prine. Malcolm M. Prine has been a director of the Company and Chairman of the Company since December 31, 1996. Mr. Prine also served as a director of RYMAC Mortgage Investment Corporation(2) from May 1992 to December 31, 1996. Mr. Prine has been self-employed while acting as a consultant for the last nine years. He is currently a director of Equitable Resources, a natural gas utility company, and PA Capital Bank, a Pennsylvania commercial bank serving small businesses and individuals. He also serves on the board of various private organizations and universities.

     Kenneth M. Schmell. Kenneth M. Schmell is the General Manager and Acting Chief Executive Officer of the Company and has served in those capacities since the close of business on December 31, 1996. Prior to joining the Company, Mr. Schmell served Navistar International Transportation Corp.(1) in various capacities for approximately eight years, including service as Plant Manager of the Columbus Plastics operation of Navistar International Transportation Corp.(1)

     James L. Simonton. James L. Simonton has been nominated to become a director of the Company at the Annual Meeting. Mr. Simonton is currently the Vice President of Purchasing and Supplier Development for Navistar International Transportation Corp.(1) and has served in that capacity since 1992.

     Gerald L. Voirol. Gerald L. Voirol is the Company's Controller and Assistant Secretary and has served in those capacities since December 31, 1996. Mr. Voirol was employed by Navistar International Transportation Corp.(1) from 1973 until joining the Company in 1996. Mr. Voirol served as Controller of the Columbus Plastics operating unit of Navistar International Transportation Corp.(1) from 1991 until 1996.
---------------

(1) Navistar International Transportation Corp. currently holds 4,264,000 shares of Common Stock of the Company, or approximately 44% of all outstanding shares of Common Stock as of April 14, 1998. The Company acquired the Columbus Plastics operating unit of Navistar International Transportation Corp. on December 31, 1996, pursuant to the terms of an asset purchase agreement with RYMAC Mortgage Investment Corporation. Further information on the relationship between Navistar International Transportation Corp. and the Company is set forth below under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

(2) RYMAC Mortgage Investment Corporation, a Maryland corporation, merged with the Company on December 31, 1996. Further information on the merger of RYMAC Mortgage Investment Corporation is set forth below under the heading "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

        COMPENSATION, MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     For the fiscal year ended December 31, 1997, the directors of the Company received a director's fee of $3,000 per quarter. The Company anticipates that the compensation arrangement for the fiscal year ending December 31, 1998 will remain the same. In addition, the Company's Long-Term Equity Incentive Plan provides for a one-time grant of a director option to each of the Company's non-employee directors to purchase 35,000 shares of Common Stock, which option vests in increments of 20% over a five year period. Mr. Conte, Mr. Hellmold, Mr. Hough, Mr. Prine and Mr. Rigsby received this one-time grant of a director option during the fiscal year ended December 31, 1997. If elected at the Annual Meeting, Mr. Simonton and Mr. Crowley will receive this one-time grant of a director option. The Company also has entered into certain compensation arrangements with members of its Board of Directors. These compensation arrangements are discussed below under the heading "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION".

     The Board of Directors met six times during the fiscal year ended December 31, 1997. During such period, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which such director served.

     The Company has a Compensation Committee which currently consists of Messrs. Hellmold, Prine and Rigsby, each of whom is a non-employee member of the Board of Directors. The Compensation Committee did not meet during the fiscal year ended December 31, 1997 for the reasons described in the "Report of the Compensation Committee" set forth below. The purpose of the Compensation Committee is to recommend the form and amount of compensation to be paid to the executive officers and directors of the Company.

     The Company has an Audit Committee which currently consists of Messrs. Hellmold, Hough and Prine. The principal function of the Audit Committee is to review and approve the scope of the annual audit undertaken by the Company's independent certified public accountants and meet with them to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements. The Audit Committee met once during the fiscal year ended December 31, 1997.

     The Company has a Nominating Committee which currently consists of Messrs. Hellmold, Hough and Prine. The principal function of the Nominating Committee is to recommend candidates for membership on the Board of Directors. The Nominating Committee was appointed on February 4, 1998 and has met one time since its formation.

STOCKHOLDER NOMINATIONS

     The Company's Bylaws set forth certain procedural requirements pursuant to which stockholders may make nominations to the Board of Directors. The Nominating Committee may not accept recommendations for nominations to the Board of Directors in contravention of these procedural requirements.

     In order for a stockholder to nominate a person for election to the Board of Directors, the stockholder must give written notice of such stockholder's intent to make such nomination either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than fifty nor more than seventy-five days prior to the meeting at which directors will be elected. In the event that less than sixty days prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received by the Company not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

     The notice must set forth (i) the name and address of record of the stockholder who intends to make such nomination; (ii) a representation that the stockholder is a holder of record of shares of the Company's capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses and principal occupation or employment of each proposed nominee; (iv) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission and (vi) the written consent of each proposed nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure. If the presiding officer makes such determination, the officer shall declare such determination at the meeting and the defective nomination will be disregarded.

     Written notice should be addressed to Core Materials Corporation, Attn:
Kevin L. Barnett, Vice President, Secretary, Treasurer and Chief Financial Officer, 800 Manor Park Drive, P.O. Box 28183, Columbus, Ohio 43228.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain compensation information for Kenneth
M. Schmell, Kevin L. Barnett and Gerald L. Voirol. No other individual served as Chief Executive Officer of the Company or was compensated as an employee of the Company in an amount greater than $100,000 for the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL
                                           COMPENSATION                  LONG TERM COMPENSATION
                                         ----------------      -------------------------------------------
            NAME AND                     SALARY    BONUS         AWARDS-SECURITIES          ALL OTHER
       PRINCIPAL POSITION          YEAR    ($)      ($)        UNDERLYING OPTIONS(#)    COMPENSATION($)(3)
---------------------------------  ----  -------   ------      ----------------------   ------------------
Kenneth M. Schmell(1)              1997  115,000   76,969             125,000                 8,413
  Acting Chief Executive Officer
     and General Manager

Kevin L. Barnett(2)                1997   86,250   51,312             100,000                 4,169
  Vice President, Secretary,
     Treasurer, and Chief
     Financial Officer

Gerald L. Voirol(1)                1997   78,650   26,239              40,000                 5,702
  Controller and Assistant
     Secretary

---------------

(1) Messrs. Schmell and Voirol assumed their positions with the Company as of the close of business on December 31, 1996. Accordingly, compensation information is not provided for periods prior to the fiscal year ended December 31, 1997.

(2) The Company employed Mr. Barnett on April 1, 1997. Accordingly, compensation information is not provided for Mr. Barnett for periods prior to the fiscal year ended December 31, 1997. Mr. Barnett's annual salary is $115,000.

(3) Includes contributions by the Company to its 401(k) plan for salaried employees. The Company makes contributions to its 401(k) plan in two ways. The Company makes a matching contribution which is based on the employee's salary reduction contribution (the "matching contribution"). The Company also makes a contribution (the "retirement contribution") which is based on the age and regular earnings of the employee for the year. Matching contributions for the fiscal year ended December 31, 1997, for each of Messrs. Schmell, Barnett and Voirol were $938, $288 and $590 respectively. Retirement contributions during the fiscal year ended December 31, 1997, for each of Messrs. Schmell, Barnett and Voirol were $7,475, $3,881 and $5,112, respectively.

     The following table sets forth certain information with respect to stock options granted during the fiscal year ended December 31, 1997 to the executive officers named in the Summary Compensation Table contained herein. In accordance with Securities and Exchange Commission ("Commission") rules, the hypothetical realizable values for each option grant are shown based on the compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustration purposes only. The assumed rates of appreciation are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                              ---------------------------------------------------------   POTENTIAL REALIZABLE
                                                   % OF                                     VALUE AT ASSUMED
                                NUMBER OF          TOTAL                                 ANNUAL RATES OF STOCK
                                SECURITIES        OPTIONS                                  PRICE APPRECIATION
                                UNDERLYING      GRANTED TO      EXERCISE                    FOR OPTION TERM
                                 OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION   ----------------------
            NAME              GRANTED(#)(1)     FISCAL YEAR   ($/SHARE)(2)     DATE       5%($)         10%($)
----------------------------  --------------   -------------  ------------  -----------  --------      --------
Kenneth M. Schmell..........     125,000           15.7           2.75          4/16/07  216,183       547,849
Kevin L. Barnett............     100,000           12.6           2.75          4/16/07  172,946       438,279
Gerald L. Voirol............      40,000            5.0           2.75          4/16/07   69,178       175,312

---------------
(1) All options were granted under the Company's Long-Term Equity Incentive Plan. Mr. Schmell's option vests in ten installments (i.e. 11,500 shares of Common Stock vest on December 31 of each year from 1997 to 2005 and 21,500 shares of Common Stock vest on June 30, 2006). Mr. Barnett's option vests in ten installments (i.e. 9,500 shares of Common Stock vest on April 1 of each year from 1998 to 2006 and 14,500 shares of Common Stock vest on October 1,
    2006). Mr. Voirol's option vests in ten installments (i.e. 3,750 shares of Common Stock vest on December 31 of each year from 1997 to 2005 and 6,250 shares of Common Stock vest on June 30, 2006). The options expire ten years from the date of grant.

(2) Represents fair market value on the date of grant.

     The following table sets forth certain information with respect to all vested (exercisable) and unvested (unexercisable) options held by each of the executive officers named in the Summary Compensation Table contained herein at the end of the fiscal year ended December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                          SECURITIES                             OPTIONS                    IN-THE-MONEY OPTIONS
                           ACQUIRED                       AT FISCAL YEAR END(#)           AT FISCAL YEAR END($)(1)
                              ON          VALUE      -------------------------------   -------------------------------
          NAME            EXERCISE(#)  REALIZED($)   EXERCISABLE       UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
------------------------  -----------  -----------   ------------      -------------   ------------      -------------
Kenneth M. Schmell......            0       0              11,500         113,500            10,810         106,690
Kevin L. Barnett........            0       0                   0         100,000                 0          94,000
Gerald L. Voirol........            0       0               3,750          36,250             3,525          34,075

---------------
(1) "Value of Unexercised In-the-Money Options at Fiscal Year End" is based upon the fair market value of the Company's shares of Common Stock on December 31, 1997 ($3.69) less the exercise price of in-the-money options at the end of the fiscal year ended December 31, 1997.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company assumed its current business operations on January 1, 1997. The Company subsequently established a Compensation Committee consisting of Messrs. Hellmold, Prine and Rigsby. The Board of Directors, including the members of the Compensation Committee, decided that the compensation philosophy and compensation levels of the Company during its initial year of operation should be made by the Board of Directors meeting as a whole. Accordingly, the Compensation Committee did not meet separately from the Board of Directors during the fiscal year ended December 31, 1997 and all compensation decisions are the responsibility of the entire Board of Directors.

     The purpose of the Company's compensation program is to attract and retain qualified executive officers by providing a total compensation package which is competitive with comparable corporations and to also provide incentives to create short-term and long-term improvements in the Company's performance.

     The Company's compensation philosophy is based on the belief that (i) the Company must attract and retain qualified individuals and motivate and reward such individuals for performance, (ii) a substantial portion of an executive's compensation should be at risk based upon the Company's performance and (iii) incentives should exist which align the interests of the executives with those of the Company's stockholders and focus on the creation of long-term stockholder value.

     Following this philosophy the Company has developed a compensation program for its executives which includes the following components:

BASE SALARY

     Base salaries have been established for the executive officers based upon the experience and capabilities of the executives (as determined in the subjective judgment of the Board of Directors) and the salaries of comparable companies.

BONUS/PROFIT SHARING

     The Board of Directors has established a bonus/profit sharing program for the executives and other salaried employees. This program is designed to align the interests of such individuals with those of the Company's stockholders by directly tying profit sharing payments to the Company's performance for the year. This program creates a profit sharing pool for the executives and other salaried employees based upon a percentage of the Company's earnings before taxes for the year above a pre-established threshold. This threshold is established annually by the Board of Directors and is intended to begin creating a profit sharing pool only after the Company's earnings before taxes exceeds a reasonable return to stockholders.

STOCK OPTIONS

     The Board of Directors granted stock options under the Company's Long-Term Equity Incentive Plan to executives and salaried employees which are intended to align the long-term interests of these individuals with the interests of the Company's stockholders. The Board of Directors determined the options awarded to the executive officers based upon the subjective judgment and experience of the directors in compensating executive officers. All options for the executive officers of the Company were granted at fair market value and are subject to a ten year vesting schedule. An executive officer, upon exercise of an option, will receive two stock certificates, as follows: (i) one stock certificate evidencing shares of Common Stock having a total fair market value on the date of exercise equal to the option exercise price paid by the executive officer (which shares of Common Stock will be unrestricted as to resale by the executive officer); and (ii) a second stock certificate evidencing the balance, if any, of the shares of Common Stock issuable upon exercise of the option, which shares of Common Stock will be restricted as to resale by the executive officer until the fixed expiration date of the option (as if it had not been exercised).

BASIS FOR ACTING CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The compensation for Mr. Schmell, for 1997, was established in accordance with the information discussed above.

Submitted by the Compensation Committee and the Board of Directors

Ralph O. Hellmold
Malcolm M. Prine
Thomas E. Rigsby
Richard R. Conte
Thomas M. Hough

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consisted during the fiscal year ended December 31, 1997 of Mr. Hellmold, Mr. Prine and Mr. Rigsby. The Compensation Committee did not meet during the fiscal year ended December 31,1997 for the reasons described in the "Report of the Compensation Committee" set forth above. Accordingly, all compensation decisions were made by the Board of Directors. The Company has entered into certain compensation arrangements with members of its Board of Directors, as follows:

RELATIONSHIP WITH MR. CONTE

     Mr. Conte served as Chairman, Chief Executive Officer and Principal Financial Officer of RYMAC Mortgage Investment Corporation (which merged with the Company on December 31, 1996) ("RYMAC"). RYMAC negotiated a severance agreement with Mr. Conte, dated as of November 1, 1994, in anticipation of a potential business acquisition involving RYMAC. The severance agreement provided Mr. Conte with a right to receive a salary for a period of one year following the cessation of Mr. Conte's employment (up to a maximum payment of $115,000) as a result of any business combination involving RYMAC. During the fiscal year ended December 31, 1997, Mr. Conte received $67,083 under the terms of the severance agreement. The Company also compensated Mr. Conte in the total amount of $47,917 for the fiscal year ended December 31, 1997 for his services as an employee from January until May (including services during a portion of that time as Chief Financial Officer). Mr. Conte is currently a director of the Company, but will not stand for re-election at the Annual Meeting.

RELATIONSHIP WITH MR. HELLMOLD

     RYMAC entered into a letter agreement dated as of November 1, 1995, as amended on April 10, 1996 and July 18, 1996, with Hellmold Associates, Inc. ("Hellmold Associates"), an investment banking boutique. Mr. Hellmold is the founder and President of Hellmold Associates, and is also a current director of the Company and nominee for director of the Company. The letter agreement provided that Hellmold Associates would assist RYMAC in identifying and contacting potential acquisition candidates and in structuring and negotiating a strategic acquisition. Hellmold Associates also was engaged by Navistar International Transportation Corp. ("Navistar") to assist it in selling its Columbus Plastics operation.

     In 1996, Hellmold Associates identified Columbus Plastics as a potential acquisition candidate for RYMAC. Upon the closing of the acquisition of Columbus Plastics, Hellmold Associates was paid $688,305 in advisory fees by the Company. In 1997, Hellmold Associates also received $30,075 in additional compensation, as a result of the increase in the purchase price paid to Navistar which reflected an increase in the net tangible assets of Columbus Plastics as of the December 31, 1996 acquisition date. Hellmold Associates may receive additional compensation in the future as a result of further post-closing adjustments to the purchase price of Columbus Plastics.

RELATIONSHIP WITH MR. PRINE

     The Company compensates Mr. Prine as a consultant for special services and advice that he provides to the Acting Chief Executive Officer at a rate of $7,500 per month. Mr. Prine received a total of $90,000 in cash compensation for such services during the fiscal year ended December 31, 1997. Mr. Prine also received $15,000 in 1997 for consulting services rendered in 1996.

     In addition, Mr. Prine was paid $125,000 in the fiscal year ended December 31, 1997, for consulting services that he rendered in connection with the merger of RYMAC and the Company and the acquisition of Columbus Plastics.

RELATIONSHIPS WITH MR. HOUGH, MR. RIGSBY AND MR. SIMONTON

     In the past, certain officers of Navistar, including Mr. Hough and Mr. Rigsby, have been elected to the Board of Directors. Sales to Navistar represented approximately 77% of the Company's total revenues for the fiscal year ended December 31, 1997. The Company anticipates that Mr. Hough and Mr. Simonton (currently officers of Navistar) will be elected as directors of the Company at the Annual Meeting.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of cumulative total return on
(i) the shares of Common Stock; (ii) the Standard & Poor's Small Cap 600 Index and (iii) the Standard & Poor's Trucks & Parts Index. The Company did not acquire the Columbus Plastics operation of Navistar until December 31, 1996, nor did it assume its current business operations until January 1, 1997. Accordingly, information is not provided for fiscal years ended prior to the fiscal year ended December 31, 1997.

                COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN*
          AMONG CORE MATERIALS CORPORATION, THE S&P SMALLCAP 600 INDEX
                        AND THE S&P TRUCKS & PARTS INDEX

          MEASUREMENT PERIOD              CORE MATERIALS        S&P SMALLCAP         S&P TRUCKS &
        (FISCAL YEAR COVERED)               CORPORATION              600                 PARTS
12/96                                                   100                  100                  100
12/97                                                   164                  126                  165

* INFORMATION REFLECTED ON PERFORMANCE GRAPH ASSUMES $100 INVESTED ON 12/31/96 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH NAVISTAR

     On October 8, 1996, RYMAC, a Maryland corporation, formed the Company as a wholly-owned subsidiary under the laws of the State of Delaware. RYMAC incorporated the Company in order to acquire substantially all of the assets of the Columbus Plastics operating unit of Navistar.

     RYMAC had entered into an asset purchase agreement (as amended, the "Asset Purchase Agreement") with Navistar on September 12, 1996. The Asset Purchase Agreement provided for the acquisition of Columbus Plastics (the "Acquisition"). The obligation of Navistar to consummate the acquisition, however, was conditioned upon the reincorporation of RYMAC in the State of Delaware. Accordingly, RYMAC formed the Company on October 8, 1996, as a wholly-owned subsidiary under the laws of the State of Delaware and subsequently merged with and into the Company on December 31, 1996 (the "Merger"). The Company was the surviving corporation in the Merger with each outstanding share of RYMAC common stock being converted into the right to receive one share of the Company's Common Stock.

     Pursuant to the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets and liabilities of Columbus Plastics on December 31, 1996. As consideration, Navistar received a secured note (the "Secured Note") in the principal amount of $25,504,000. Navistar also received 4,264,000 shares of newly issued common stock of the Company, representing approximately 45% of the total number of shares of Common Stock issued and outstanding at the time of the Acquisition. (1) The acquisition of such Common Stock made Navistar the Company's largest stockholder, a position which is generally protected by certain provisions in the Company's certificate of incorporation (as amended, the "Certificate of Incorporation") that limit the possibility of a change in ownership or control of the Company. For instance, the Certificate of Incorporation requires a super-majority vote to remove directors or approve certain extraordinary corporate transactions such as mergers and acquisitions. The Certificate of Incorporation also restricts transfers of securities which could result in a change of ownership of a specified percentage in the Company.(2) Navistar's status as the largest stockholder of the Company has allowed Navistar in the past (and will allow Navistar at the Annual Meeting) to influence the composition of the Board of Directors. The Company anticipates that Mr. Hough and Mr. Simonton, currently officers of Navistar, will be elected as directors of the Company at the Annual Meeting.

     In addition to being the Company's largest stockholder, Navistar is also a significant customer of the Company with sales to Navistar representing approximately 77% of the Company's total revenues during the fiscal year ended December 31, 1997. The Company has a Comprehensive Supply Agreement with Navistar, pursuant to which the Company sells fiberglass reinforced parts to Navistar. Additionally, the Company and Navistar have a Transitional Services Agreement, under which Navistar has provided certain accounting, payroll, human resources and office support services to the Company and has procured insurance on the Company's behalf. The accounting, payroll, human resources and office support services were discontinued in early 1998. The total cost to the Company for such services and support during the fiscal year ended December 31, 1997 was approximately $183,000. Finally, the Company and Navistar entered into a Registration Rights Agreement at the time of the Merger and Acquisition under which the Company granted to Navistar certain demand and "piggy-

---------------

1 The principal amount of the Secured Note and the number of shares of Common
  Stock received by Navistar are subject to adjustment pursuant to the terms of the Asset Purchase Agreement. Effective December 31, 1996, the amount of the Secured Note was increased to $29,514,000 in order to reflect an increase in the "net tangible assets" of Columbus Plastics as of the December 31, 1996 acquisition date. In 1997, as a result of a review of the closing balance sheet and all purchase price adjustments, the Secured Note was reduced by $1,629,000 to reflect an amendment to the closing balance as of the Acquisition. In addition, Navistar will receive future consideration in the form of an increase in the principal amount of the Secured Note if the Company achieves earnings results above specified levels during the period 1997 through 1999. Based on the Company's earnings for the fiscal year ended December 31, 1997, the Secured Note was increased by $2,937,000.

2 This restrictive transfer provision is discussed below under the heading
  "LIMITATION ON OWNERSHIP".

back" rights with respect to the registration for sale under the Securities Act of the shares of Common Stock received pursuant to the Asset Purchase Agreement.

OTHER MATERIAL RELATIONSHIPS

     The Company has entered into certain material arrangements with members of its Board of Directors which arrangements are discussed above under the heading "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION."

                            LIMITATION ON OWNERSHIP

     The Certificate of Incorporation contains a provision (the "Prohibited Transfer Provision") which was designed at the time of the Merger and Acquisition to help assure the continued availability of the Company's substantial net operating losses by seeking to prevent an ownership change in the Company. Under the Prohibited Transfer Provision, transfers of stock of the Company (including, all classes of the Company's stock, options to purchase stock or any other interest in the Company that could be treated as stock (collectively, the "Stock")), are prohibited if they will cause the transferee to hold a "Prohibited Ownership Percentage" or if the transferee's ownership percentage already exceeds the Prohibited Ownership Percentage. As defined in the Certificate of Incorporation, a "Prohibited Ownership Percentage" generally means direct and indirect ownership of 4.5% or more of the Stock or any other percentage that would cause a transferee to be considered a five percent stockholder under the federal income tax rules referenced in the Certificate of Incorporation. The Prohibited Transfer Provision did not apply to the issuance of Stock to Navistar pursuant to the Asset Purchase Agreement and will not restrict certain transfers that are made in compliance with exceptions set forth in the Prohibited Transfer Provision.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

COMPOSITION OF THE BOARD OF DIRECTORS

     The Board of Directors currently consists of five members. At the Annual Meeting, the stockholders will elect five directors to hold office until the election and qualification of their successors at the next annual meeting of stockholders or until their earlier resignation, death, disqualification or removal from office.

     The intention of the proxies is to vote the shares of Common Stock they represent for the election of James F. Crowley, Ralph O. Hellmold, Thomas M. Hough, Malcolm M. Prine and James L. Simonton, unless the proxy is marked to indicate that such authorization is expressly withheld. Each of the nominees, except Mr. Crowley and Mr. Simonton, is currently a member of the Board of Directors. Richard R. Conte and Thomas E. Rigsby, current members of the Board of Directors, will not stand for re-election at the Annual Meeting. All of the nominees have stated their willingness to serve and the Company is not aware of any reason that would cause any of the nominees to be unavailable to serve as a director should they be elected at the Annual Meeting. If any of the nominees should become unavailable for election, discretionary authority may be exercised by the proxies to vote for a substitute nominee proposed by the Board of Directors. Certain information with respect to the background and experience of each of the five nominees is set forth above under the heading "DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY".

     Under Delaware law and the Company's Bylaws, the five nominees receiving the greatest number of votes will be elected as directors. Shares of Common Stock as to which the voting authority is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of individual nominees specified in the form of proxy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CROWLEY, HELLMOLD, HOUGH, PRINE AND SIMONTON

                                   PROPOSAL 2
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and, if so, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

     The appointment of auditors is being presented to the stockholders for ratification at the Annual Meeting. While ratification by stockholders of this appointment is not required by law or the Company's Certificate of Incorporation or Bylaws, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board of Directors will consider that fact when it appoints independent certified public accountants for the next fiscal year.

CHANGE OF ACCOUNTANTS

     Prior to the Merger and Acquisition, Ernst & Young LLP was the independent auditor of RYMAC. By contrast, Deloitte & Touche LLP was the independent auditor of the Columbus Plastics operation of Navistar and of the Company.

     On December 31, 1996, the Board of Directors elected to dismiss Ernst & Young LLP as the independent auditor of RYMAC and retained Deloitte & Touche LLP as the Company's independent auditor, as Deloitte & Touche LLP was the auditor of the Columbus Plastics operation, the accounting acquiror.

     For the years ended December 31, 1994 and 1995, the audit reports of Ernst & Young LLP on the consolidated financial statements of RYMAC as of and for the years ended December 31, 1995 and 1994 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For these same two fiscal years and through the date of their dismissal (December 31, 1996), there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures, auditing scope, or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter of any disagreements in connection with their reports on the financial statements of RYMAC.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                   PROPOSAL 3
                  RATIFICATION OF EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors is proposing the Core Materials Corporation Employee Stock Purchase Plan (the "Plan") for approval by the Company's stockholders. The Plan provides eligible employees with an opportunity to purchase shares of Common Stock at a discount through regular payroll deductions. The following description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix I to this Proxy Statement and made a part hereof.

PURPOSE OF THE STOCK PURCHASE PLAN

     The purpose of the Plan is to provide eligible employees of the Company with an opportunity to acquire an equity interest in the Company through the purchase of shares of Common Stock, and thereby develop an incentive for such employees to remain with the Company, provide a means for such employees to share in the future success of the Company, and link and align the personal interests of such employees to those of the Company's stockholders.

PLAN ADMINISTRATION

     The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee of at least three directors as may be appointed by the Board of Directors (the "Committee"). The Committee members will serve at the pleasure of the Board of Directors. None of the members of the Committee may be an employee of the Company or be eligible to participate in the Plan. The Committee will have the authority to prescribe, amend and rescind rules and regulations relating to the Plan. The Committee also will have authority to interpret the Plan and correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the Plan. Any such determination, decision or action taken by the Committee with respect to the construction, interpretation, administration or application of the Plan will be conclusive.

ELIGIBLE EMPLOYEES

     Any employee of the Company will be eligible to participate in the Plan, provided that each such employee has been employed by the Company for at least one year and does not own 5% or more of the total combined voting power or value of all classes of shares of the Company. An eligible employee may begin to participate in the Plan as of the August 1st or February 1st following the date on which the employee satisfies the foregoing eligibility requirements.

SECURITIES SUBJECT TO THE PLAN

     A maximum of 100,000 shares of Common Stock are available for issuance under the Plan (subject to adjustment as described below under the heading "Adjustments upon Stock Dividend, Stock Split or Other Recapitalization"). The shares of Common Stock subject to the Plan generally shall be previously issued Common Shares acquired by the Company. The Board of Directors, however, may determine, in its sole discretion, that the shares of Common Stock to be purchased under the Plan will be authorized and unissued shares of Common Stock. To the extent that the Company issues shares of Common Stock under the Plan, the amounts received by the Company will provide additional capital for the Company and may be used for any corporate purpose of the Company.

RIGHTS TO PURCHASE

     Upon effectiveness of the Plan, the Committee will authorize one or more offerings ("Offering" or "Offerings"), pursuant to which eligible employees may purchase, through authorized payroll deductions, shares of Common Stock subject to the Plan. Each Offering shall be made over the course of an offering period (the "Offering Period") which will consist of one fiscal quarter of the plan year (running the twelve month period beginning each August 1st and ending the following July 31st) (the "Plan Year").

     Each eligible employee who desires to become a participant in the Plan may do so by completing and submitting an Enrollment/Change Form. The employee will specify on such Enrollment/Change Form a contribution percentage or amount that the employee wishes to authorize the Company to deduct at regular payroll intervals, which amount shall not be less than $5.00 per pay period. The amounts withheld through such payroll deductions will be credited to a cash account ("Cash Account") for each participating employee. Interest will not accrue on amounts deposited in an employee's Cash Account.

     Each participating employee who has enrolled in the Plan will be granted a right to purchase shares of Common Stock subject to the Plan (a "Right to Purchase"), on the last business day of each Offering (the "Right to Purchase Date"). A custodian ("Custodian") appointed by the Company for the Plan will purchase the maximum number of whole shares of Common Stock that the Custodian can purchase with the amounts in the employee's Cash Account. The Custodian will make such purchases beginning on the Right to Purchase Date. Amounts remaining in the Cash Account after such purchase will remain in the Cash Account for use during the next Offering Period.

     The purchase price for the shares of Common Stock (the "Right to Purchase Price") will be 85% of the fair market value of the shares of Common Stock as of the Right to Purchase Date. Fair market value will equal the average of the high and low price per share of Common Stock (or, if applicable, the price per share of Common Stock paid by the Custodian) on the American Stock Exchange, or on any national stock exchange, on the Right to Purchase Date or, if no sales of shares of Common Stock were made on such date, on the next preceding date on which sales of Common Stock were made on the American Stock Exchange or other national stock exchange.

     The Custodian will establish and maintain a share account for each participating employee and will credit to such account the number of shares of Common Stock purchased for such employee. A participating employee may withdraw all or a portion of the shares of Common Stock credited to the employee's share account by written notice to the Custodian given at least twenty days in advance of each August 1 or February 1. The employee can withdraw such shares of Common Stock on a first-in first-out basis. The Custodian will charge the employee a fee (agreed to by the Company and the Custodian) for such withdrawal and deliver to the participating employee a share certificate issued in the employee's name for the number of whole shares of Common Stock that the employee wishes to withdraw from the employee's share account. Shares of Common Stock withdrawn by a participating employee will be registered and issued only in the name of such participating employee.

     Any cash dividends paid with respect to the shares of Common Stock credited to a participating employee's share account will be added to the employee's Cash Account and applied to the exercise of Rights to Purchase on the immediately succeeding Right to Purchase Date. Accordingly, an election by an employee to leave shares of Common Stock with the Custodian will constitute an election to apply any cash dividends with respect to such shares of Common Stock to the exercise of Rights to Purchase.

     A participating employee may, by written notice to the Company at least twenty days prior to each August 1st or February 1st, increase or decrease the amount of the participating employee's payroll deduction. In addition, the participating employee may discontinue payroll deductions, as of any future date specified by the Company for making the payroll deductions (the "Payroll Deduction Date(s)"), by written notice delivered to the Company at least twenty days in advance of such Payroll Deduction Date. The employee thereafter may not resume deductions until the next following August 1st or February 1st. Amounts remaining in a participating employee's Cash Account who ceases payroll deductions will be used on the next Right to Purchase Date to purchase shares of Common Stock. The Committee may impose such other restrictions on the right to cease payroll deductions as it deems appropriate.

     The Company at its option, at any time after the end of an Offering Period, may close the Cash Account of an eligible employee not participating in another Offering under the Plan. In that event, any balance remaining in the employee's Cash Account will be refunded to the employee. In addition, the Company at its option, at any time after the end of an Offering Period, may close the share accounts related to such Offering. In that event, the Custodian will deliver to each participating employee in that Offering a share certificate issued in the employee's name for the number of whole Common Shares credited to the employee's share account without charging a withdrawal fee.

LIMITATIONS ON GRANT OF RIGHT TO PURCHASE AND GOVERNMENT REGULATION

     The number and market value of the shares of Common Stock purchased by any participating employee under the Plan may not exceed certain limitations. These limitations prohibit the grant of a Right to Purchase (i) if, immediately after such Right to Purchase is granted, such employee would own, and/or hold outstanding options or rights to purchase, shares of the Company possessing 5% or more of the total combined voting power or value of all classes of shares of the Company; or (ii) which permits an employee's rights to purchase shares of Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of fair market value of such shares of Common Stock (determined as of the date such Right to Purchase is granted) for each calendar year in which such Right to Purchase is outstanding.

     The Company's obligation to issue, sell or deliver any shares of Common Stock under the Plan also is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with such issuance, sale or delivery. The Company will not be required to issue, sell or deliver any shares of Common Stock under the Plan prior to (i) approval of such shares of Common Stock for any required listing on any national stock exchange; and (ii) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or any ruling or regulation of any governmental or regulatory authority which the Company in its sole discretion determines to be necessary or advisable.

RIGHTS AS STOCKHOLDERS

     A participating employee will not have any of the rights or privileges of a stockholder with respect to shares of Common Stock subject to an unexercised Right to Purchase. A participating employee who has exercised a Right to Purchase will have all the rights and privileges of a stockholder immediately following such exercise.

TERMINATION OF EMPLOYMENT

     If the employment of a participating employee terminates for any reason, including death, disability, retirement or other cause, the employee's participation in the Plan will terminate automatically as of the date of the employee's termination. As soon as practicable following the former employee's termination, the Company will refund to such former employee (or beneficiary in the case of the former employee's death) any and all amounts in the former employee's Cash Account. In addition, the Custodian will deliver to the former employee (or beneficiary) a share certificate issued in the former employee's name for the number of whole shares of Common Stock credited to the former employee's share account through prior Offerings.

RESTRICTION UPON ASSIGNMENT

     Rights to Purchase are not assignable or transferable (including by pledge or hypothecation) and are exercisable during a participating employee's lifetime only by such employee. The Company will not recognize and has no duty to recognize any assignment or purported assignment by a participating employee of such employee's Rights to Purchase or of any rights under the Rights to Purchase.

ADJUSTMENTS UPON STOCK DIVIDEND, STOCK SPLIT OR OTHER RECAPITALIZATION

     In the event of any change in the outstanding shares of Common Stock, by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding Rights to Purchase, the purchase price per share (in the case of shares subject to outstanding Rights to Purchase), and the number and class of shares which may be subscribed to by any one employee. The Committee may make such other adjustments as it deems equitable.

DURATION AND AMENDMENT OF THE PLAN

     The Plan will become effective upon (i) stockholder approval of the Plan at the Annual Meeting, and (ii) ratification of the Plan by the Board of Directors at their next scheduled meeting. The Plan will continue in effect until the earlier to occur of (i) the purchase by eligible employees of all shares of Common Stock subject to the Plan; or (ii) the termination of the Plan by the Board of Directors. No termination of the Plan may affect any Rights to Purchase previously granted under the Plan.

     The Company reserves the right to amend, suspend, modify or terminate the Plan at any time. The Committee, however, generally may not make any changes or additions that would adversely affect Rights to Purchase previously granted under the Plan. In addition, the Committee generally may not make any amendment without prior stockholder approval if such amendment would (i) increase the aggregate number of shares of Common Stock subject to the Plan or which may be subscribed to by an eligible employee; (ii) decrease the minimum purchase price for a share of Common Stock, or (iii) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

INTEREST OF ELIGIBLE EMPLOYEES IN THE PLAN

     All employees of the Company will be able to participate in the Plan if they satisfy the eligibility requirements of the Plan detailed above. As of December 31, 1997, the Company employed a total of 433 employees.

     The Company's employees currently include the executive officers named in the Summary Compensation Table set forth above under the heading "EXECUTIVE COMPENSATION". No current director or person nominated to become a director at the Annual Meeting is currently an employee of the Company.

     All eligible employees will have discretion to determine whether or not they wish to participate in the Plan. Accordingly, the Company has not and cannot determine the benefits or amounts that will be received by or allocated to any employee of the Company (or the benefits or amounts which would have been received by or allocated to any employee of the Company for the fiscal year ended December 31, 1997, assuming the Plan had been in effect during such fiscal year).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE CORE MATERIALS CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

                                 OTHER MATTERS

     The management of the Company and the Board of Directors know of no matters to be brought before the Annual Meeting other than as set forth above. If, however, any other matters are properly presented to the stockholders for action, it is the intention of the persons named in the proxy to vote at their discretion on all matters on which the shares of Common Stock represented by such proxies are entitled to vote.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Malcolm M. Prine
                                          Chairman of the Board

Dated: April 27, 1998

                                                                      Appendix I

                           CORE MATERIALS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose of the Plan. The purpose of the Core Materials Corporation Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Core Materials Corporation (the "Company") with an opportunity to acquire an equity interest in the Company through the purchase of Common Shares, and thus develop an incentive to remain with the Company, provide a means for employees to share in the future success of the Company, and to link and align the personal interests of such employees to those of the Company's stockholders. If the Company issues Common Shares under the Plan, the proceeds therefrom will provide additional capital for the Company, which will be used for general corporate purposes. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code and the Plan is to be construed accordingly.

     2. Definitions. For purposes of this Plan, the following terms when capitalized shall have the meanings designated herein unless a different meaning is plainly required by the context. Where applicable, the masculine pronouns shall include the feminine and the singular shall include the plural.

        (a)  "Board" shall mean the Board of Directors of the Company.

        (b) "Cash Account" shall mean the account established for each Participant to which amounts withheld through payroll deductions shall be credited.

        (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

        (d) "Committee" shall mean the Compensation Committee of the Board or such other committee of at least three directors as may be appointed by the Board from time to time to serve at the pleasure of the Board.

        (e)  "Common Shares" shall mean the common shares of the Company.

        (f)  "Company" shall mean Core Materials Corporation.

        (g) "Custodian" shall mean the person selected by the Company to hold the amounts withheld through Participants' payroll deductions pending the purchase of Common Shares pursuant to the Plan and to hold the Common Shares so purchased for the benefit of Participants until such Common Shares are withdrawn pursuant to the terms of the Plan. The Custodian shall qualify as an "agent independent of the issuer" as that term is used in Regulation M promulgated under the Securities Exchange Act of 1934, as amended.

        (h) "Effective Date" shall mean the last business day of each Offering Period under the Plan.

        (i) "Offering" shall mean an opportunity provided by the Committee to purchase Common Shares under the Plan.

        (j) "Offering Period" shall mean the period during which an Offering shall be made under the Plan and shall consist of a fiscal quarter of the Plan.

        (k) "Participant" shall include any employee who has satisfied the requirements of the Plan to acquire Common Shares under the Plan and has elected to have payroll deductions made pursuant to the Plan.

        (l) "Payroll Deduction Date(s)" shall mean the date or dates specified by the Company on which withholdings for each fiscal quarter of the Plan shall be made.

        (m) "Plan Year" shall mean the fiscal year of the Plan which shall be the twelve (12) month period beginning each August 1st and ending on the following July 31st.

        (n) "Right to Purchase" shall mean an option to purchase Common Shares granted to a Participant who elects to participate in an Offering under the provisions of the Plan.

        (o) "Right to Purchase Date" shall mean the Effective Date of an Offering Period.

        (p) "Share Account" shall mean the account established for each Participant to which Common Shares purchased on each Right to Purchase Date for the Participant shall be credited.

     3. Administration. The Plan shall be administered by the Committee. Each member of the Committee must be an outside director of the Company and shall not be eligible to participate in the Plan. Subject to express provisions of the Plan and to such instructions and limitations as the Board may establish from time to time, the Committee shall have the authority to prescribe, amend and rescind rules and regulations relating to the Plan. The Committee may interpret the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the Plan. Any determination, decision or action taken by the Committee on the matters referred to in this paragraph shall be conclusive.

     4. Effectiveness of the Plan. The Plan shall become effective upon (i) shareholder approval of the Plan at the 1998 annual meeting of shareholders of the Company (scheduled to be held on May 28, 1998) or any adjournment thereof, and (ii) Board ratification of the Plan at the Board meeting immediately following the 1998 annual meeting of the shareholders of the Company or any adjournment thereof.

     5. Common Shares Subject to the Plan. Subject to adjustment as provided in Paragraph 17 herein, not more than 100,000 Common Shares shall be offered under the Plan. The Common Shares subject to the Plan generally shall be previously issued Common Shares acquired by the Company. The Board, however, also may determine, in its sole discretion, that the Common Shares to be purchased under the Plan shall be authorized and unissued Common Shares.

     6. Offerings under the Plan. After the Plan has become effective, one or more Offerings, as determined by the Committee, may be made to eligible employees to purchase Common Shares subject to the Plan. The Offerings may be consecutive or concurrent as determined by the Committee. Each Offering shall be made during an Offering Period. Common Shares not sold under one Offering may be offered again in any subsequent Offering.

     7. Eligibility. Subject to the terms of this Plan, any employee of the Company who has been employed by the Company, for at least one (1) year may participate in the Plan. Notwithstanding the previous sentence, any employee of the Company who owns greater than 5% of the total combined voting power or value of all classes of shares of the Company shall not be eligible to participate in any Offerings under the Plan.

     An eligible employee may begin to participate in the Plan as of the August 1st or February 1st following the date on which he or she satisfies the requirements of the previous paragraph.

     Nothing contained herein and no rules and regulations prescribed by the Committee shall permit or deny participation in any Offering contrary to the requirements of the Code (including, without limitation, Sections 423(b)(3), 423(b)(4) and 423(b)(8) thereof).

     Nothing contained herein and no rules and regulations prescribed by the Committee shall permit any employee to be granted a Right to Purchase under the
Plan:

     (a) if, immediately after such Right to Purchase is granted, such employee would own, and/or hold outstanding options or rights to purchase, shares of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company; or

     (b) which permits an employee's rights to purchase Common Shares under all employee stock purchase plans of the Company to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) of fair market value of Common Shares (determined as of the date such Right to Purchase is granted) for each calendar year in which such Right to Purchase is outstanding at any time.

     For purposes of this paragraph, the provisions of Section 424(d) of the Code shall apply in determining the stock ownership of each employee. For purposes of clause 7(b) above, the provisions of Section 423(b)(8) of the

Code shall apply in determining whether an employee's Rights to Purchase and other rights are permitted to accrue at a rate in excess of the permitted rate.

     8. Payroll Deductions. In order to participate in the Plan, an eligible employee must indicate on an Enrollment/Change Form (to be provided by the Committee) the contribution percentage or amount that he wishes to authorize the Company to deduct at regular payroll intervals. The minimum deduction for each eligible employee, during each Offering Period, shall be an amount equal to five dollars ($5.00) per pay period. Each Enrollment/Change Form will include authorization for the Company to make payroll deductions from the eligible employee's compensation.

     The amounts withheld through such payroll deductions shall be credited to each Participant's Cash Account. The withholdings for each fiscal quarter of the Plan from the compensation of a Participant shall be made on the Payroll Deduction Dates specified by the Company. Such amounts will be delivered to the Custodian and held pending the purchase of Common Shares as described in Paragraph 10 hereof.

     Any employee of the Company who has satisfied the eligibility requirements of Paragraph 7 as of August 1, 1998, may complete an Enrollment/Change Form and authorize payroll deductions pursuant to this Paragraph 8 to be effective as of such date. Each other employee of the Company shall be eligible to complete an Enrollment/ Change Form and to begin payroll deductions hereunder as of the August 1 or February 1 following the date on which such employee satisfies the eligibility requirements of Paragraph 7. Subject to the other limitations of this Paragraph 8, a Participant may, by written notice to the Company at least twenty (20) days prior to each August 1st or February 1st, increase or decrease the amount of his payroll deduction as of each Payroll Deduction Date.

     Notwithstanding the foregoing, a Participant may by written notice to the Company at least twenty (20) days prior to any Payroll Deduction Date discontinue payroll deductions as of such Payroll Deduction Date. Payroll deductions may not thereafter be resumed until the next following August 1st or February 1st. In the event that a Participant ceases his payroll deductions as provided herein, such Participant's Cash Account balance will be used, as of the next Right to Purchase Date, to purchase Common Shares. The Committee may impose such other restrictions on the right to cease payroll deductions as it may deem appropriate.

     9. No Interest on Cash Accounts. The payroll deductions and other monies held in Participants' Cash Accounts shall bear no interest.

     10. Purchase Price and Exercise of Right to Purchase. The purchase price for a Common Share under each Offering shall be determined by the Committee as of the Right to Purchase Date of each Offering and shall be stated as a percentage of the fair market value of a Common Share on the Right to Purchase Date of the Offering. Such purchase price shall be equal to eighty-five percent (85%) of the per share fair market value of the Common Shares as of the Right to Purchase Date.

     The fair market value of a Common Share on any date shall be the average of the high and low price per share of the Common Shares (or, if applicable, the price paid by the Custodian) on the American Stock Exchange or on any national stock exchange on such date or, if no such sales of Common Shares are made on such date, on the next preceding date on which sales of Common Shares were made on the American Stock Exchange or on any national stock exchange.

     Each Participant shall be deemed to have been granted a Right to Purchase on the Effective Date of each Offering for the number of whole Common Shares which the Participant would be able to purchase with the balance in his Cash Account. Each outstanding Right to Purchase will be exercised automatically on the Right to Purchase Date to purchase the number of whole Common Shares which the amount in the Participant's Cash Account at that time is sufficient to purchase at the applicable purchase price. Any amounts remaining in a Participant's Cash Account after such application will remain in the Cash Account for use during the next Offering Period.

     The Custodian shall purchase the number of Common Shares with respect to which Rights to Purchase have been exercised beginning on the Right to Purchase Date. The Custodian shall establish and maintain a separate Share Account for each Participant, which shall be credited with the number of whole Common Shares purchased on the Right to Purchase Date on behalf of each Participant. A Participant may withdraw the Common Shares credited to his Share Account on a first-in-first-out basis by written notice to the Custodian at least twenty (20) days prior to any August 1st or February 1st. A Participant may withdraw all or a portion of the Common Shares which were credited to his Share Account on or prior to the Right to Purchase Date immediately preceding such August 1st or February 1st. A Participant will be charged a fee by the Custodian for each such withdrawal. The amount of such fee shall be as agreed from time to time by the Custodian and the Company. The Custodian shall deliver to such Participant a share certificate issued in his name for the number of whole Common Shares he wishes to withdraw from his Share Account. At least annually, there shall be delivered to each Participant a statement of his Share Account showing the number of Common Shares purchased during the preceding twelve months (or lesser period of existence of the Offering), the Right to Purchase prices paid for the Common Shares, the dates of purchase of the Common Shares, and the amount to be included in the ordinary income of the Participant at such time as the Common Shares are sold, as prescribed by Section 423(c) of the Code.

     The initial Custodian shall be selected by the Company prior to the initial Offering under the Plan. The Company may remove any Custodian, and any Custodian may resign, upon 60 days' notice in writing to the other party, as the case may be. Any successor Custodian shall be appointed by the Company. The Company shall pay all fees and costs of the Custodian as agreed between the Company and the Custodian from time to time, except for the withdrawal fees payable by Participants as described above.

     The Company may, at any time after the end of an Offering Period, close the Cash Accounts of eligible employees not participating in another Offering under the Plan, in which case any balance in such Cash Accounts will be refunded to such eligible employees. Any balance remaining in the Cash Account of a Participant after the end of an Offering Period shall remain in the Participant's Cash Account for use in the next Offering.

     The Company may, at any time after the end of an Offering Period, close the Share Accounts related to such Offering, in which case the Custodian shall deliver to each Participant in that Offering a share certificate issued in his name for the number of whole Common Shares credited to his Share Account, without charging a withdrawal fee.

     11. Registration of Certificates. Common Shares withdrawn by Participants will be registered, and share certificates therefor will be issued, only in the name of the Participant.

     12. Rights as Shareholders. With respect to Common Shares subject to a Right to Purchase, pending exercise of such Right to Purchase, the Participant shall not be deemed to be a shareholder of the Company and shall not have any of the rights or privileges of a shareholder. A Participant who has exercised a Right to Purchase shall have the rights and privileges of a shareholder immediately following such exercise.

     13. Use of Plan Funds. Subject to Paragraph 10 hereof, to the extent the Company issues Common Shares to Participants upon exercise of Rights to Purchase granted under the Plan, the amounts received by the Company may be used for any corporate purpose or purposes of the Company.

     14. Termination of Employment. If the employment of a Participant terminates for any reason, including death, disability, retirement or other cause, his participation in the Plan automatically and without any act on his part shall terminate as of the date of termination of his employment. As soon as practicable following the Participant's termination of employment, the Company shall refund to such Participant (or his beneficiary, in the case of the participant's death) any and all amounts in his Cash Account and the Custodian shall deliver to such Participant (or beneficiary) a share certificate issued in his name for the number of whole Common Shares credited to his Share Account through prior Offerings.

     15. Restriction upon Assignment. Rights to Purchase granted to a Participant under the Plan shall not be transferable (including pledge or hypothecation), and shall be exercisable during the Participant's lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize assignment or purported assignment by a Participant of his Rights to Purchase or of any rights under his Rights to Purchase.

     16. Government Regulations. The Company's obligation to issue, sell or deliver any Common Shares under this Plan is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with the issuance, sale or delivery of such Common Shares. The

Company shall not be required to issue, sell or deliver any Common Shares under this Plan prior to (a) the approval of such Common Shares for listing on any national stock exchange (if such approval must be obtained), and (b) the completion of any registration or other qualification of such Common Shares under any state or Federal law or any ruling or regulation of any governmental or regulatory authority which the Company in its sole discretion shall determine to be necessary or advisable.

     17. Adjustment of Shares upon Changes in Capitalization. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Shares, by reason of a dividend payable in Common Shares, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding Rights to Purchase, the purchase price per share (in the case of shares subject to outstanding Rights to Purchase), and the number and class of shares which may be subscribed to by any one employee, and such other adjustments shall be made as may be deemed equitable by the Committee.

     18. Dividend Reinvestment. All cash dividends paid, if any, with respect to the Common Shares credited to a Participant's Share Account shall be added to the Participant's Cash Account and thereby shall be applied to exercise Rights to Purchase to purchase whole Common Shares on the Right to Purchase Date next following the date such cash dividends are paid by the Company. An election to leave Common Shares with the Custodian shall constitute an election to apply the cash dividends with respect to such shares to the exercise of Rights to Purchase hereunder. Common Shares so purchased shall be applied to the Common Shares credited to each Participant's Share Account.

     19. Amendment of the Plan. To the extent permitted by law, the Committee may at any time and from time to time make such changes in the Plan and additions to it as the Committee deems advisable; provided, however, that, except as provided in Paragraph 17 hereof, and except with respect to changes or additions in order to make the Plan comply with Section 423 of the Code, the Committee may not make any changes or additions which would adversely affect Rights to Purchase previously granted under the Plan and may not, without approval of the shareholders of the Company, make any changes or additions which would (a) increase the aggregate number of Common Shares subject to the Plan or which may be subscribed to by an eligible employee, (b) decrease the minimum purchase price for a Common Share, or (c) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

     20. Duration and Termination of the Plan. The Plan shall terminate upon the earlier to occur of the following two events:

     (a) The purchase by eligible employees of all of the Common Shares subject to the Plan; or

     (b) The termination of the Plan by the Board.

     No termination of the Plan shall affect Rights to Purchase previously granted under this Plan.

                                                                  Appendix II

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF CORE MATERIALS CORPORATION

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 28, 1998

         The undersigned hereby appoints Ralph O. Hellmold and Thomas M. Hough as proxies for the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of Core Materials Corporation to be held at the Holiday Inn West, 2350 Westbelt Drive, Columbus, Ohio 43228, on May 28, 1998, at 9:00 a.m. Eastern Standard Time, and any adjournments or postponements thereof (the "Meeting"), and to vote, as designated on the reverse, all the shares of common stock of Core Materials Corporation, par value $.01 per share, held of record by the undersigned at the close of business on April 14, 1998, with all the powers the undersigned would possess if he or she were personally present at the Meeting.

(Continued, and to be signed, on other side)

         [ ] Please mark your votes as in this example

1.       Election of Directors

         [ ] FOR NOMINEES*:         (1)  James F. Crowley                       [ ] WITHHOLD AUTHORITY TO
                                    (2)  Ralph O. Hellmold                      VOTE FOR ALL NOMINEES
                                    (3)  Thomas M. Hough
                                    (4)  Malcolm M. Prine
                                    (5)  James L. Simonton

         *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR (ANY) INDIVIDUAL NOMINEE(S), INDICATE THE NUMBER(S) OF THE NOMINEE(S) IN THE FOLLOWING
         SPACE:

2. Ratification of Appointment of Independent Certified Public Accountants, Deloitte & Touche LLP

         [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

3.       Approval of the Core Materials Corporation Employee Stock Purchase Plan

         [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CORE MATERIALS CORPORATION. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. WHERE NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AS DIRECTORS, "FOR" THE RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, DELOITTE & TOUCHE LLP, "FOR" APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, AND, IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.


                                         Signature: ____________________


                                         Signature: ____________________


                                         Dated: ________________________


         NOTE: THIS PROXY MUST BE SIGNED EXACTLY AS NAME(S) APPEARS HEREON. IF SHARES ARE HELD JOINTLY, EACH STOCKHOLDER NAMED SHOULD SIGN. PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF ACTING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER.